AMENDMENT No. 1

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 is made as of July 8, 2021, by and between Robert D. Starr (“Executive”) and Kaman Corporation (“Kaman” or “Company”).

WITNESSETH:

WHEREAS, the Company and Executive previously entered into an Executive Employment Agreement originally effective as of November 18, 2014 (the “Employment Agreement”); and

WHEREAS, the parties desire to further amend the Employment Agreement in accordance with its terms and subject to the provisions of this Amendment;

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment, Company and Executive agree as follows:

1.Section 8(d)(3) of the Employment Agreement is hereby amended in its entirety to read as follows:

“(3) an amount equal to the product of two times the sum of (i) the Executive’s then current Base Salary and (ii) the annual bonus at the current target award percentage of Base Salary, payable in a single lump sum within 30 days after employment termination. Notwithstanding the foregoing, if the Executive terminates employment within two years of his Retirement Eligibility Date, the lump sum amount described in the immediately preceding sentence shall be reduced by multiplying it by a fraction, the numerator of which is the number of days from the Executive’s employment termination date until the Retirement Eligibility Date, and the denominator of which is 730.”

2.Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to them in the Employment Agreement.

3.Except as expressly modified herein, all provisions of the Employment Agreement shall remain in full force and effect.

In Witness Whereof, the Company and the Executive have executed this Amendment as of the day and year first above written.

KAMAN CORPORATION		ROBERT D. STARR

By:	/s/ Ian K. Walsh	/s/ Robert D. Starr
Ian K. Walsh
Its:	Chairman, President and Chief Executive Officer